Exhibit 99.1

Duck Creek Technologies Announces Second Quarter Fiscal 2022 Financial Results

• Second Quarter Fiscal 2022 revenue grew 22% year-over-year

• SaaS Annual Recurring Revenue grew 28% year-over-year

BOSTON, MA Mar. 31, 2022 (GLOBE NEWSWIRE) -- Duck Creek Technologies (NASDAQ: DCT), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, today announced its financial results for the three and six months ended February 28, 2022.

“Duck Creek’s second quarter results reflected continued adoption of Duck Creek OnDemand by customers across all tiers. New and existing customer interest on moving their critical core systems to the cloud remains very strong and is viewed as essential to their success,” said Michael Jackowski, Duck Creek’s Chief Executive Officer.

Mr. Jackowski added, “As we look ahead, we are focused on working closely with our customers to help best position their business in these evolving market and macro environments. We are incredibly confident in Duck Creek’s ability to generate strong growth and increased profitability over time.”

Second Quarter 2022 Financial Highlights

Revenue

•
Total revenue for the second quarter of fiscal year 2022 was $76.4 million, an increase of 22% from the comparable period in fiscal year 2021. Subscription revenue was $39.6 million, an increase of 29%; professional services revenue was $26.0 million, an increase of 15%; license revenue was $4.6 million, an increase of 30%; and maintenance and support revenue was $6.2 million, an increase of 5%.

Profitability

• GAAP loss from operations was $0.4 million for the second quarter of fiscal year 2022, compared with a GAAP loss from operations of $6.4 million for the comparable period in fiscal year 2021.

• Non-GAAP income from operations was $6.6 million for the second quarter of fiscal year 2022, compared with non-GAAP income from operations of $2.2 million for the comparable period in fiscal year 2021.

• GAAP net loss was $0.9 million for the second quarter of fiscal year 2022, compared with GAAP net loss of $6.4 million for the comparable period in fiscal year 2021.

• Non-GAAP net income was $5.0 million for the second quarter of fiscal year 2022, compared with non-GAAP net income of $2.0 million for the comparable period in fiscal year 2021.

• GAAP net loss per share was $0.01, on both a basic and fully diluted basis. Non-GAAP net income per share was $0.04. Basic and fully diluted weighted average shares outstanding were approximately 132.1 million shares and 133.7 million shares, respectively, as of February 28, 2022.

• Adjusted EBITDA was $7.3 million for the second quarter of fiscal 2022, compared with adjusted EBITDA of $3.0 million for the comparable period in fiscal year 2021.

Liquidity

• As of February 28, 2022, Duck Creek had $348.6 million in cash and cash equivalents and no debt. Duck Creek had net cash provided by operating activities of $1.6 million and had free cash flow of $1.2 million during the second quarter of fiscal year 2022, compared with $0.9 million in cash used in operating activities and free cash flow of ($1.6) million in the comparable period in fiscal year 2021.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the third quarter and full year of fiscal 2022 based on current expectations as of March 31, 2022:

	Third Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$71.0 million to $73.0 million	$301.0 million to $305.0 million

Subscription Revenue	$36.5 million to $37.5 million	$151.0 million to $153.0 million

Adjusted EBITDA	$0.5 million to $1.5 million	$20.5 million to $22.5 million

Conference Call Information

Duck Creek Technologies will host a conference call today, March 31, 2022, at 5:00 p.m. (Eastern Time) to discuss Duck Creek’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Duck Creek’s website at https://ir.duckcreek.com/. To access the call by phone, dial 1-833-570-1119 (domestic) or 1-914-987-7066 (international). A replay of this conference call will be available for a limited time at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using conference ID 3372868. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for third quarter fiscal 2022 and full year fiscal 2022, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on October 29, 2021, as supplemented by Duck Creek’s subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; and the significant influence of Duck Creek’s largest shareholders on the composition of its board of directors, its management, business plans, and policies and any conflicts of interests therewith.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, and change in fair value of contingent earnout liability. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets, and change in fair value of contingent earnout liability. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability and the tax effect of such adjustments. Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by Duck Creek. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.

Duck Creek believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. Duck Creek’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. Duck Creek believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that Duck Creek does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than Duck Creek does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine Duck Creek’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

To the extent that Duck Creek provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in Duck Creek’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Drake Manning

Duck Creek Technologies

860 877 3609

drake.manning@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited, in thousands except share and per share amounts)

	February 28,	August 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$348,592	$185,657
Short-term investments	—	191,981
Accounts receivable, net	39,065	34,629
Unbilled revenue	29,648	24,423
Prepaid expenses and other current assets	18,055	14,381
Total current assets	435,360	451,071
Property and equipment, net	13,333	14,305
Operating lease assets	16,653	17,798
Goodwill	272,455	272,455
Intangible assets, net	57,438	65,359
Deferred tax assets	1,334	2,331
Unbilled revenue, net of current portion	954	1,401
Other assets	20,446	19,413
Total assets	$817,973	$844,133
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$485	$2,070
Accrued liabilities	31,976	46,437
Contingent earnout liability	—	5,462
Lease liability	4,057	4,110
Deferred revenue	24,155	29,577
Total current liabilities	60,673	87,656
Lease liability, net of current portion	19,033	21,273
Deferred revenue, net of current portion	56	—
Other long-term liabilities	1,967	4,466
Total liabilities	81,729	113,395
Commitments and contingencies
Stockholders' equity
Common stock, 135,125,113 shares issued and 132,493,651 shares outstanding at February 28, 2022, 134,625,379 shares issued and 132,000,317 shares outstanding at August 31, 2021, 300,000,000 shares authorized at February 28, 2022 and August 31, 2021, par value $0.01 per share	1,351	1,346
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at February 28, 2022 and August 31, 2021, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,631,462 shares at February 28, 2022 and 2,625,062 shares at August 31, 2021	(68,000)	(67,764)
Accumulated deficit	(41,452)	(41,265)
Accumulated other comprehensive income	—	64
Additional paid in capital	844,345	838,357
Total stockholders' equity	736,244	730,738
Total liabilities and stockholders' equity	$817,973	$844,133

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited, in thousands except share and per share amounts)

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021

Revenue:
Subscription	$39,593	$30,608	$75,298	$58,517
License	4,649	3,588	6,561	4,938
Maintenance and support	6,204	5,885	12,481	12,075
Professional services	25,972	22,571	55,499	46,028
Total revenue	76,418	62,652	149,839	121,558
Cost of revenue:
Subscription	14,244	11,411	28,829	21,495
License	413	446	657	834
Maintenance and support	984	859	1,864	1,701
Professional services	16,448	14,826	31,690	28,542
Total cost of revenue	32,089	27,542	63,040	52,572
Gross margin	44,329	35,110	86,799	68,986
Operating expenses:
Research and development	14,316	12,681	26,637	23,785
Sales and marketing	13,571	14,165	26,738	26,762
General and administrative	16,831	14,617	31,866	29,035
Change in fair value of contingent consideration	—	95	67	98
Total operating expenses	44,718	41,558	85,308	79,680
Income (loss) from operations	(389)	(6,448)	1,491	(10,694)
Other income (expense), net	(32)	510	(728)	463
Interest expense, net	(35)	(38)	(153)	(81)
Income (loss) before income taxes	(456)	(5,976)	610	(10,312)
Provision for income taxes	423	388	797	703
Net loss	$(879)	$(6,364)	$(187)	$(11,015)
Net loss per share information
Net loss per share of common stock, basic and diluted	$(0.01)	$(0.05)	$(0.00)	$(0.08)
Weighted average shares of common stock, basic and diluted	132,103,016	130,982,116	132,057,733	130,851,680

Cost of revenue and operating expenses amounts in the Consolidated Statements of Operations include share-based compensation expense as disclosed in the following table:

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021
Cost of subscription revenue	$121	$132	$163	$212
Cost of maintenance and support revenue	9	8	17	15
Cost of services revenue	353	1,139	253	1,750
Research and development	513	709	742	1,220
Sales and marketing	448	1,395	388	2,294
General and administrative	1,666	1,133	2,759	2,117
Total share-based compensation expense	$3,110	$4,516	$4,322	$7,608

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021
Operating activities:
Net loss	$(879)	$(6,364)	$(187)	$(11,015)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation of property and equipment	660	800	1,364	1,587
Amortization of capitalized software	561	498	1,122	996
Amortization of intangible assets	3,948	4,088	7,921	8,175
Amortization of deferred financing fees	39	29	57	57
Share-based compensation expense	3,110	4,516	4,322	7,608
Loss on change in fair value of contingent earnout liability	—	95	67	98
Payment of contingent earnout liability in excess of acquisition date fair value	—	—	(1,650)	—
Changes to allowance for credit losses	1,372	(4)	2,189	10
Deferred taxes	(291)	(344)	997	(515)
Changes in operating assets and liabilities
Accounts receivable	(666)	(6,880)	(6,625)	(5,600)
Unbilled revenue	(1,663)	(1,629)	(4,778)	(3,359)
Prepaid expenses and other current assets	(1,160)	(3,430)	(3,588)	(3,111)
Other assets	(1,066)	(664)	(462)	(679)
Accounts payable	(930)	(204)	(1,839)	508
Accrued liabilities	4,248	5,958	(12,643)	(10,671)
Deferred revenue	(3,055)	2,665	(5,367)	(1,893)
Operating leases	(688)	(162)	(1,148)	(323)
Cash settlement of vested phantom stock	(104)	(227)	(279)	(6,904)
Other long-term liabilities	(1,859)	338	(2,499)	1,938
Net cash provided by (used in) operating activities	1,577	(921)	(23,026)	(23,093)
Investing activities:
Purchase of short-term investments	—	(287,912)	—	(287,912)
Maturities of short-term investments	95,950	—	191,917	—
Capitalized internal-use software	(321)	(214)	(687)	(750)
Purchase of property and equipment	(33)	(484)	(573)	(672)
Net cash provided by (used in) investing activities	95,596	(288,610)	190,657	(289,334)
Financing activities:
Proceeds from follow-on offering, net of issuance costs	—	3,452	—	3,452
Payment of deferred IPO costs	—	—	—	(3,650)
Payment of deferred Class E offering costs	—	—	—	(192)
Purchase of treasury stock	(95)	—	(236)	(57)
Proceeds from stock option exercises	—	993	132	993
Payments of contingent earnout liability	—	—	(3,879)	(1,923)
Payment of deferred financing costs	(225)	—	(713)	—
Net cash provided by (used in) financing activities	(320)	4,445	(4,696)	(1,377)
Net increase (decrease) in cash and cash equivalents	96,853	(285,086)	162,935	(313,804)
Cash and cash equivalents – beginning of period	251,739	361,160	185,657	389,878
Cash and cash equivalents – end of period	$348,592	$76,074	$348,592	$76,074

Duck Creek Technologies, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
($ in thousands)	2022	2021	2022	2021
GAAP Gross Margin	$44,329	$35,110	$86,799	$68,986
Share-based compensation expense	483	1,280	433	1,977
Amortization of intangible assets	1,097	1,186	2,218	2,372
Amortization of capitalized internal-use software	561	498	1,122	996
Non-GAAP Gross Margin	$46,470	$38,074	$90,572	$74,331

	Three Months Ended February 28,		Six Months Ended February 28,
($ in thousands)	2022	2021	2022	2021
GAAP Income (Loss) from Operations	$(389)	$(6,448)	$1,491	$(10,694)
Share-based compensation expense	3,110	4,516	4,322	7,608
Amortization of intangible assets	3,904	3,994	7,833	7,988
Change in fair value of contingent earnout liability	—	95	67	98
Non-GAAP Income from Operations	$6,625	$2,157	$13,713	$5,000

	Three Months Ended February 28,		Six Months Ended February 28,
($ in thousands)	2022	2021	2022	2021
GAAP Net loss	$(879)	$(6,364)	$(187)	$(11,015)
Provision for income taxes	423	388	797	703
Other income (expense), net	32	(510)	728	(463)
Interest expense, net	35	38	153	81
Depreciation of property and equipment	660	800	1,364	1,587
Amortization of intangible assets	3,904	3,994	7,833	7,988
Share-based compensation expense	3,110	4,516	4,322	7,608
Change in fair value of contingent earnout liability	—	95	67	98
Adjusted EBITDA	$7,285	$2,957	$15,077	$6,587
Adjusted EBITDA as a percent of total revenue	10%	5%	10%	5%

	Three Months Ended February 28,				Six Months Ended February 28,
($ in thousands)	2022	Per Share	2021	Per Share	2022	Per Share	2021	Per Share
GAAP Net loss	$(879)	$(0.01)	$(6,364)	$(0.05)	$(187)	$(0.00)	$(11,015)	$(0.08)
Add: GAAP tax provision (1)	423		388		797		703
GAAP pre-tax income (loss)	(456)		(5,976)		610		(10,312)
Share-based compensation expense	3,110		4,516		4,322		7,608
Amortization of intangible assets	3,904		3,994		7,833		7,988
Change in fair value of contingent earnout liability	—		95		67		98
Non-GAAP pre-tax income	6,558		2,629		12,832		5,382
Non-GAAP tax provision applied at a 24% tax rate (1)	1,574		631		3,080		1,292
Non-GAAP Net Income (1)	$4,984	$0.04	$1,998	$0.01	$9,752	$0.07	$4,090	$0.03

Shares used in computing Non-GAAP income per share amounts (2):
GAAP weighted-average shares - basic and diluted	132,103,016		130,982,116		132,057,733		130,851,680
Non-GAAP dilutive shares (using the treasury stock method)	1,619,702		2,810,693		1,619,702		2,810,693
Non-GAAP weighted-average shares - diluted	133,722,718		133,792,809		133,677,435		133,662,373

(1)
Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the U.S. For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate.
(2)
For all periods presented, the Company had a GAAP net loss and non-GAAP net income. As such, outstanding potential shares of common stock are only included for the calculation of Non-GAAP earnings per share since these shares would be anti-dilutive for the calculation of GAAP earnings per share.

	Three Months Ended February 28,		Six Months Ended February 28,
($ in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,577	$(921)	$(23,026)	$(23,093)
Purchases of property and equipment	(33)	(484)	(573)	(672)
Capitalized internal-use software	(321)	(214)	(687)	(750)
Free Cash Flow	$1,223	$(1,619)	$(24,286)	$(24,515)